SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (section)240.14a-11(c) or
          (section)240.14a-12


                             Regent Bancshares Corp.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:
                .......................................................

        2)      Aggregate number of securities to which transaction applies:
                .......................................................

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                .......................................................

        4)      Proposed maximum aggregate value of transaction:
                .......................................................

        5)      Total fee paid:
                .......................................................

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid: _______________________________________

        2)      Form, Schedule or Registration Statement No.: _________________

        3)      Filing Party: _________________________________________________

        4)      Date Filed: ___________________________________________________

                             REGENT BANCSHARES CORP.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1997

                                   ----------

To the Holders of Common Stock and
    Series A Convertible Preferred Stock of
    REGENT BANCSHARES CORP.:

         The Annual Meeting of Stockholders of Regent Bancshares Corp. ("Regent") will be held at 10:00 a.m., prevailing time, on Wednesday, May 28, 1997 at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania 19102 for the following purposes:

         1. To elect six directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected;

         2. To consider and vote upon a proposal to adopt Regent's 1997 Equity Incentive Plan for officers, directors, employees and consultants; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

         The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of the holders of Regent Common Stock and Regent Series A Convertible Preferred Stock entitled to notice of and to vote at the Annual Meeting.

         A copy of Regent's Annual Report for the year ended December 31, 1996 is being mailed to stockholders together with this Notice.

         Holders of Regent Common Stock and Regent Series A Convertible Preferred Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided whether or not they expect to attend the Annual Meeting in person.

                                           By Order of the Board of Directors,



                                           David W. Ring, Chairman of the Board


May 2, 1997
Philadelphia, Pennsylvania

                             REGENT BANCSHARES CORP.

                                   ----------

         Regent Bancshares Corp. ("Regent") is first mailing this Proxy Statement and the form of proxy enclosed herewith to the holders of Common Stock, par value $.10 per share, of Regent ("Regent Common Stock") and Series A Convertible Preferred Stock, par value $.10 per share, of Regent ("Regent Series A Stock") on or about May 2, 1997. This Proxy Statement and the form of proxy are furnished in connection with the solicitation by the Board of Directors of Regent of proxies to be voted at Regent's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., prevailing time, on Wednesday, May 28, 1997, and at any adjournment, postponement or continuation thereof, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania 19102. Regent's principal executive offices are located at 1430 Walnut Street, Philadelphia, Pennsylvania 19102.

         Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below and for adoption of Regent's 1997 Equity Incentive Plan (the "Plan"). A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of Regent or by attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies in the accompanying form will be borne by Regent, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of Regent in person or by telephone or telegram by Regent's regular officers and employees, none of whom will receive special compensation for such services. Regent, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

         Only holders of Regent Common Stock and Regent Series A Stock of record at the close of business on April 30, 1997 will be entitled to notice of and to vote at the Annual Meeting. Each share of Regent Common Stock and Regent Series A Stock is entitled to one vote on all matters to come before the Annual Meeting. The holders of Regent Common Stock and Regent Series A Stock will vote together as a single class on all matters presented at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors.

         As of the close of business on April 28, 1997, 1,251,068 shares of Regent Common Stock and 443,436 shares of Regent Series A Stock were outstanding. The presence, in person or by proxy, of holders of Regent Common Stock and Regent Series A Stock entitled to cast at least a majority of the votes which all holders of Regent Common Stock and Regent Series A Stock are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter.

                BENEFICIAL OWNERSHIP OF REGENT VOTING SECURITIES

         The following table sets forth as of April 16, 1997 the amount and percentage of the outstanding Regent Common Stock and Regent Series A Stock, Regent's only voting securities, beneficially owned by (i) each person who is known by Regent to own beneficially more than 5% of the outstanding Regent Common Stock or the outstanding Regent Series A Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of Regent as a group.


                                                            Common Stock                         Series A Stock
                                                 -----------------------------------       --------------------------
                                                 Amount and                                Amount and
                                                 Nature of                                 Nature of
                                                 Beneficial              Percent           Beneficial        Percent
Name and Address                                 Ownership(1)            of Class(1)       Ownership(1)      of Class
----------------                                 ------------            -----------       ------------      --------
Abraham L. Bettinger                               82,750(2)                6.6%               4,500(3)         1.0%
845 3rd Avenue
New York, NY 10022

O. Francis Biondi                                 132,125(4)               10.5                8,433            1.8
P.O. Box 1347
Wilmington, DE 19801-1347

Leonard S. Dwares(5)                                1,578(6)                 *                   200             *

Lance T. Funston(5)                                48,730(7)                3.8               26,400            5.7
2044 Spruce Street
Philadelphia, PA 19103

Edward Parnes, Ph.D.(5)                            14,995(8)                1.2                2,000             *

Harvey Porter(5)                                  127,806(9)               10.2               11,833(10)        2.6
c/o Regent National Bank
1430 Walnut Street
Philadelphia, PA 19102

Robert J. Reichlin(5)                              13,471(11)               1.1                5,000            1.1

David W. Ring                                     164,308(12)              13.0               12,433            2.7
c/o Regent National Bank
1430 Walnut Street
Philadelphia, PA 19102


Barbara H. Teaford(5)                              82,375(13)               6.6%               7,600            1.7%
c/o Regent National Bank
1430 Walnut Street
Philadelphia, PA 19102

Harry D. Zutz(5)                                    9,411(14)                 *                   --            --

Robert B. Goldstein                                    --(15)                --                   --            --

John J. Lyons                                         200(16)                 *                   --            --

John W. Rose                                           --(17)                --                   --            --

All Directors and
 Executive Officers
 as a Group (15 persons)                          685,931(18)              50.7               86,581          19.5

----------
* Less than 1%.

 (1) Includes shares currently issued and outstanding and shares issuable upon conversion of Regent Series A Stock and Regent Series E Convertible Preferred Stock ("Regent Series E Stock"). For the purposes of this table, each share of Regent Series A Stock and Regent Series E Stock is treated as convertible into one share of Regent Common Stock.

 (2) Includes 44,131 shares and 150 shares into which shares of Regent Series E Stock are convertible owned by the Trustees of Bettinger & Leech, Inc. Profit Sharing Plan of which Mr. Bettinger is a Trustee; 13,658 shares owned by the Trustees of Bettinger & Leech, Inc. Money Purchase Plan of which Mr. Bettinger is a Trustee; 7,099 shares and 300 shares into which shares of Regent Series E Stock are convertible owned by Bettinger & Leech Financial Corp. of which Mr. Bettinger is a principal and 17,412 shares owned by Bettinger & Leech, Inc. of which Mr. Bettinger is a principal. Mr. Bettinger shares voting and investment power with respect to these shares.

 (3) Includes 1,500 shares owned by the Bettinger & Leech, Inc. Profit Sharing Plan and 3,000 shares owned by Bettinger & Leech Financial Corp.

 (4) Includes 11,166 shares owned by Mr. Biondi's wife as to which Mr. Biondi disclaims beneficial ownership; 9,771 shares owned by O. Francis Biondi, Trustee for Mary Biondi, daughter; 9,772 shares owned by
         O. Francis Biondi, Trustee for O. Francis Biondi, Jr., son and 3,372 shares into which shares of Regent Series E Stock owned by Mr. Biondi are convertible.

 (5)     Not standing for reelection as a director of Regent.

 (6) Includes 80 shares into which shares of Regent Series E Stock owned by Mr. Dwares are convertible.

 (7) Mr. Funston and his wife own all of the shares set forth in this table as joint tenants with right of survivorship, and share voting and investment power with respect to all such shares. Includes 10,560 shares into which shares of Regent Series E Stock owned by Mr. Funston are convertible.

 (8) Includes 800 shares into which shares of Regent Series E Stock owned by Mr. Parnes are convertible.

 (9) Of these shares, 46,200 shares are owned jointly by Mr. Porter and his wife and 68,590 shares are owned by Mr. Porter's wife as trustee of Trust Under Deed dated 2/28/94 for the benefit of Mr. Porter's wife. Also includes 290 shares and 893 shares into which shares of Regent Series E Stock owned by Mr. Porter and his wife, respectively, are convertible. Mr. Porter and his wife share voting and investment power with respect to all shares owned jointly.

(10) Of these shares, 2,900 shares are owned jointly by Mr. Porter and his wife and 8,933 shares are owned by Mr. Porter's wife as trustee of Trust Under Deed dated 2/28/94 for the benefit of Mr. Porter's wife. Mr. Porter and his wife share voting and investment power with respect to all shares owned jointly.

(11) Includes 500 shares into which shares of Regent Series E Stock owned by Mr. Reichlin are convertible and 2,942 shares owned by Zuckerman-Honickman, Inc., of which Mr. Reichlin is President.

(12) Includes 4,972 shares into which shares of Regent Series E Stock owned by Mr. Ring are convertible.

(13) Mrs. Teaford and her husband, Stephen D. Teaford, own all of the shares set forth in this table as tenants by the entireties and share voting and investment power with respect to all such shares; includes 3,040 shares into which shares of Regent Series E Stock owned by Mr. and Mrs. Teaford are convertible.

(14) Includes 2,942 shares owned by H.D. Zutz Insurance, Inc. Profit Sharing Plan of which Mr. Zutz is a Trustee and shares voting and investment power.

(15) Mr. Goldstein has an option to purchase 150,000 shares at $6.75 per share, none of which options is currently exercisable or included in the table. In addition, the table does not reflect the ownership by Mr. Goldstein and his wife of 59,000 shares of Common Stock ("Bank Common Stock") of Regent National Bank (the "Bank"), Regent's majority-owned subsidiary, which are exchangeable for Regent Common Stock, at the discretion of Regent, following the satisfaction of certain conditions currently not satisfied, at the rate of 1.41666 shares of Regent Common Stock for each share of Bank Common Stock held.

(16) Mr. Lyons, a nominee for election as director at the Annual Meeting, has an option to purchase 50,000 shares at $6.75 per share, none of which options are currently exercisable or included in the table. In addition, the table does not reflect the ownership by Mr. Lyons and his wife of an aggregate of 29,412 shares of Bank Common Stock, which are exchangeable for Regent Common Stock, at the discretion of Regent, following the satisfaction of certain conditions not currently satisfied, at the rate of 1.41666 shares of Regent Common Stock for each share of Bank Common Stock held.

(17) The table does not reflect the ownership by Castle Creek Capital Partners Fund-I, of which Mr. Rose, a nominee for election as director at the Annual Meeting, is a general partner, of 110,000 shares of Bank Common Stock, which are exchangeable for Regent Common Stock, at the discretion of Regent, following the satisfaction of certain conditions not currently satisfied, at the rate of 1.41666 shares of Regent Common Stock for each share of Bank Common Stock held.

(18) Includes 86,581 shares of Regent Common Stock into which shares of Regent Series A Stock owned by such persons are convertible and 24,977 shares of Regent Common Stock into which shares of Regent Series E Stock owned by such persons are convertible. Such persons, in the aggregate, hold options to purchase 225,000 shares at $6.75 per share, none of which is currently exercisable or included in the table. In addition, the table does not reflect the ownership by such persons of an aggregate of 216,059 shares of Bank Common Stock, which are exchangeable for Regent Common Stock, at the discretion of Regent, following the satisfaction of certain conditions not currently satisfied, at the rate of 1.41666 shares of Regent Common Stock for each share of Bank Common Stock held.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the officers and directors of a corporation, such as Regent, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation and the Securities and Exchange Commission (the "Commission"). Based upon written representations received by Regent from its officers and directors, and Regent's review of the monthly statements of ownership changes filed with Regent by its officers, directors and 10% or greater stockholders during 1996, Regent believes that all such filings required during 1996 were made on a timely basis.


                     RELATIONSHIP WITH REGENT NATIONAL BANK

         Regent was formed on December 22, 1986 and became a bank holding company on June 2, 1989 when it completed the acquisition of all of the authorized capital stock of the Bank, Regent's only subsidiary. Regent provides banking services through the Bank and does not engage in any activities other than banking activities.

         On April 16, 1997, the Bank completed a private placement of 1,120,000 shares of Bank Common Stock for $8.50 per share, the approximate book value of one share of Bank Common Stock as of the date of the private placement. The net proceeds of approximately $9.1 million from this private placement were used to restore the Bank's capital so that the Bank can comply with certain capital ratios that the Bank has agreed to maintain pursuant to a written agreement with the Office of the Comptroller of the Currency. Following the private placement, Regent holds 1,275,000 shares of the 2,395,000 outstanding shares of Bank Common Stock, or approximately 53% of the outstanding shares of Bank Common Stock. The Bank Common Stock issued in the private placement is exchangeable for Regent Common Stock at the rate of 1.41666 shares of Regent Common Stock for each share of Bank Common Stock at the discretion of Regent at any time after (i) the average of the closing bid price for Regent Common Stock has equaled or exceeded $12.00 per share for 15 consecutive trading days and (ii) the Regent Common Stock issuable in exchange for the privately placed Bank Common Stock has been registered under the Securities Act of 1933 (the "Securities Act"). See "Certain Transactions."

         Two of Regent's four executive officers are executive officers of the Bank and, following the Annual Meeting, three of Regent's six directors will be directors of the Bank. Following the Annual Meeting, Regent and the Bank will maintain a Coordinating Committee, consisting of two directors of Regent, O. Francis Biondi and John J. Lyons, who will not also be directors of the Bank and two directors of the Bank, Nelson C. Mishkin and Harry D. Zutz, who will not also be directors of Regent, to review and approve all matters involving actual or potential conflicts of interest between Regent and the Bank. The decisions of the Coordinating Committee are binding on Regent and the Bank. In order for a Regent-Bank transaction to be approved, Regent's Coordinating Committee members must conclude that the transaction is fair and equitable to Regent and the Bank's Coordinating Committee members must conclude that the transaction is fair and equitable to the Bank. See "Election of Directors" for certain information regarding Messrs. Biondi and Lyons. Certain information regarding Messrs. Mishkin and Zutz is as follows:

         Mr. Mishkin, age 54, has been a director of the Bank since 1993 and, since 1976, has been a partner of the accounting firm of Gable, Peritz, Mishkin & Co. Mr. Mishkin was Corporate Secretary and Director of Taxes for LCA Corporation from 1973 to 1976. Mr. Mishkin held an accounting staff position with Price Waterhouse from 1964 to 1972. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

         Mr. Zutz, age 79, is Chairman of the Board of Harry David Zutz Insurance, Inc. and Professional Liability Insurance, Inc., regional insurance agencies with offices in Wilmington, Delaware and London, England. Harry David Zutz Insurance, Inc., acting as insurance agent, has obtained various types of insurance for Regent since June 1989. See "Certain Transactions." Mr. Zutz is a member of Lloyds of London and a former director of the Bank of Delaware. He is also involved with various real estate interests.


                              ELECTION OF DIRECTORS

         Following the Annual Meeting, Regent's Board of Directors will consist of six members. Each director will be elected for a one-year term and until his successor has been elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of Regent with the exception of John J. Lyons and John W. Rose. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office. A director so elected shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions from voting and broker nonvotes will have no effect on the election of directors since they will not represent votes cast at the Annual Meeting for the purpose of electing directors. The vote of at least a majority of the stockholders present at the Annual Meeting in person or by proxy is required to elect the directors.

         The name of the nominees for directors of Regent, together with certain information regarding them, are as follows:

                     Name                                  Age
                     ----                                  ---
               David W. Ring                                81
               Robert B. Goldstein                          56
               Abraham L. Bettinger                         61
               O. Francis Biondi                            64
               John J. Lyons                                57
               John W. Rose                                 47

         Mr. Ring is presently, and has been since December 1986, the Chairman of the Board of Regent and a Director of Regent and the Bank. From December 1986 until April 1997, Mr. Ring also served as Chairman of the Board of the Bank. In addition, from September 1996 until April 1997, Mr. Ring served as Chief Executive Officer of Regent. Mr. Ring was formerly a consultant to, and a director of, Larami Corporation, a toy manufacturer, a director and a control stockholder of The First National Bank of Wilmington and a director of Integrity Holding Co., its one-bank holding company. Mr. Ring was a director of the Port Corporation of Philadelphia and was formerly a director and Corporate Vice President of Tasty Baking Co.

         Mr. Goldstein became Chairman, Chief Executive Officer and a Director of the Bank and President, Chief Executive Officer and a Director of Regent in April 1997. Mr. Goldstein is serving in these positions pursuant to an Employment Agreement, dated April 7, 1997, among Regent, the Bank and Mr. Goldstein which provides for an initial term of three years, such term to extend automatically for additional periods of one year unless terminated by one of the parties. See "Executive Compensation - Employment Agreements" for information regarding the compensation of Mr. Goldstein. Mr. Goldstein succeeded John J. Lyons who served as the Bank's President and Chief Executive Officer on a interim basis following the resignation of Harvey Porter as the Bank's President and Chief Executive Officer in

September 1996 until April 1997. Mr. Goldstein has been engaged in commercial banking for over 30 years. From November 30, 1993 until immediately prior to his employment by Regent and the Bank, Mr. Goldstein served as President and Chief Executive Officer and a director of Lafayette American Bank in Bridgeport, Connecticut. Mr. Goldstein served as Vice Chairman of the Board of National Community Banks, Inc. in West Paterson, New Jersey from January 1992 to November 1993 and as President and a director of Crossland Savings Bank in Brooklyn, New York from March 1991 to January 1992. From 1974 to 1991, Mr. Goldstein served as Senior Vice President and then Executive Vice President of First Interstate Bank of Texas in Houston, Texas. Mr. Goldstein is a director of HUBCO, Inc., a bank holding company in Mahwah, New Jersey.

         Mr. Bettinger has been a Director of Regent and the Bank since 1986, and has served as Vice Chairman of the Board of Directors of the Bank since 1986. Mr. Bettinger also served as Vice Chairman of the Board of Directors of Regent from 1986 to April 1997. Mr. Bettinger is the President of Bettinger & Leech, Inc., a bank consulting firm, and Chairman of Bettinger & Leech Financial Corp. Bettinger & Leech, Inc. has acted as a consultant to the Bank from the commencement of operations in June 1989 through February 28, 1997. See "Certain Transactions." From 1973 to 1981, Mr. Bettinger was a Senior Vice President of Keefe, Bruyette & Woods, Inc., a bank consulting and investment banking firm, where he headed the firm's bank consulting activities. Mr. Bettinger was formerly a Vice President of Manufacturers Hanover Trust Company.

         Mr. Biondi has been a Director of Regent since its inception. He has been a senior partner with the law firm of Morris, Nichols, Arsht & Tunnell of Wilmington, Delaware for more than five years, which firm performed professional services for Regent during 1996. See "Certain Transactions." From 1974 to 1983, he was a director and a control stockholder of The First National Bank of Wilmington and Integrity Holding Co., its one-bank holding company. Mr. Biondi is a former member of the State of Delaware Council on Banking, former President of the Delaware Bar Association and former City Solicitor of Wilmington, Delaware.

         Mr. Lyons, a nominee for election as a Director of Regent, is a professional banking consultant and served as President and Chief Executive Officer of the Bank on an interim basis from September 1996 until April 1997 when Mr. Goldstein took office. Mr. Lyons became a director of the Bank in September 1996 and will continue to serve as a director of the Bank until the Bank's 1997 Annual Meeting of Stockholders. Mr. Lyons is the former President, Chief Executive Officer and a director of Monarch Savings Bank and of Jupiter Tequesta National Bank. Mr. Lyons is also a director of Bisys Group, Inc.

         Mr. Rose, a nominee for election as a Director of Regent, has served as Executive Vice President of F.N.B. Corporation, a multi-bank holding company located in Hermitage, Pennsylvania, since March 1995. Since May 1996, Mr. Rose has been a general partner and head of the investment committee of Castle Creek Capital Partners Fund, a fund that invests in turnaround banking situations. Since January 1992, Mr. Rose has been President and Owner of McAllen Capital Partners, an investment banking firm that specialized in bank turnaround investments and which has been inactive since the formation of Castle Creek Capital Partners Fund. From May 1988 to January 1992, Mr. Rose was President of Livingston Financial Group, an investor in turnaround opportunities in community banks.

Executive Officers

         On January 21, 1997, Joel E. Hyman became the Executive Vice President, Treasurer and Chief Financial Officer of the Bank and Regent. See "Executive Compensation -- Employment Agreements." From 1993 to 1996, Mr. Hyman served as Executive Vice President, Chief Financial Officer and Treasurer of Farmers & Mechanics Bank located in Middletown, Connecticut until that bank was acquired by Citizens Financial Group. From 1990 to 1993, Mr. Hyman served as Senior Vice President, Chief Financial Officer and Treasurer of Tolland Bank in Vernon, Connecticut. Prior thereto, he served in various officer-level capacities in the Financial Division of Connecticut Bank & Trust Co., Hartford, Connecticut from 1977 to 1990.

         On April 14, 1997, Amanda V. Perkins began serving as Executive Vice President and Chief Lending Officer of the Bank. The Bank does not have an employment agreement with Ms. Perkins. From November 30, 1993 until immediately prior to her engagement by the Bank, Ms. Perkins served as Executive Vice President and Chief Credit Officer of Lafayette American Bank in Bridgeport, Connecticut. Prior thereto, Ms. Perkins was Senior Vice President and Deputy Chief Credit Officer of National Community Bank in West Paterson, New Jersey from January 1992 to November 1993.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of Regent met 14 times in 1996. During 1996, each Director attended more than 75% of the meetings of the Board of Directors and any Board of Directors committee on which such Director served with the exception of Lance T. Funston, Robert J. Reichlin and Harry D. Zutz. During 1996, the standing committees of the Board of Directors were the Audit Committee and, since October 6, 1996, the Compliance Committee. The Board of Directors did not have a Compensation Committee in 1996.

         The Audit Committee, the members of which were Leonard S. Dwares and Nelson C. Mishkin during 1996, met 11 times in 1996. The Audit Committee has responsibility for recommending to the Board of Directors the selection of independent public accountants and meeting with such accountants to receive and consider their recommendations, reviewing and examining the reports of internal auditors, evaluating internal financial controls and reviewing the reports of regulatory agencies having jurisdiction over Regent and the Bank. The Audit Committee has the authority to retain independent legal counsel.

         Messrs. Dwares and Mishkin, along with John J. Lyons, constitute the Compliance Committee of the Bank appointed pursuant to the written agreement, dated October 10, 1996, between the Bank and the Office of the Comptroller of the Currency entered into pursuant to 12 U.S.C. (section)1818(b) (the "Regulatory Agreement"). The Compliance Committee is responsible for monitoring and coordinating the Bank's adherence to the provisions of the Regulatory Agreement. The Compliance Committee met 10 times in 1996. In April 1997, Mr. Goldstein succeeded Mr. Lyons as a member of the Compliance Committee.

         Regent's Board of Directors does not have a Nominating Committee. Regent's Board of Directors will consider nominees recommended by stockholders. Nominations, including biographical information and a statement by the nominee that he or she is willing to serve if nominated, should be submitted to Regent's secretary by October 1 for consideration for proposal at Regent's next annual meeting of stockholders.

         Commencing with the Annual Meeting, Regent and the Bank will maintain a Coordinating Committee to review and approve all matters involving actual or potential conflicts of interest between Regent and the Bank. See "Relationship with Regent National Bank." Regent's Board of Directors currently anticipates that, following the Annual Meeting, the members of Regent's Audit Committee will consist of the non-employee Directors of Regent and that the entire Board of Directors of Regent will serve as Regent's Compensation Committee. The Compensation Committee will determine employment, promotion and remuneration arrangements for executive officers and directors, including the approval of all executive incentive plans and grants thereunder.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation for the years ended December 31, 1996, 1995 and 1994 of (i) each person who served at any time during 1996 as the chief executive officer of Regent and (ii) each other executive officer of Regent and the Bank whose salary exceeded $100,000 in the year ended December 31, 1996. No bonuses were paid to executive officers during 1996.

                                               Summary Compensation Table
                                             -------------------------------
                                                   Annual Compensation
                                             -------------------------------
Name and Principal Position                  Year                  Salary($)
---------------------------                  ----                  ---------
John J. Lyons, President and Chief           1996                  $ 51,923
Executive Officer of the Bank (1)

Harvey Porter, President and Chief           1996                  $159,872
Executive Officer of Regent and              1995                   175,672
the Bank (2)                                 1994                   164,479

David W. Ring, Chief Executive               1996                  $ 55,500
Officer of Regent (3)                        1995                    65,000
                                             1994                    65,000

Barbara H. Teaford, Executive Vice           1996                  $110,692
President and Secretary of Regent            1995                   118,939
and the Bank (4)                             1994                   109,300

----------
(1) Mr. Lyons served as President and Chief Executive Officer of the Bank from September 1996 until April 14, 1997 when Mr. Goldstein became Chairman and Chief Executive Officer of the Bank. Mr. Lyons was compensated at the rate of $180,000 per year. Mr. Lyons is a nominee for election as a Director of Regent at the Annual Meeting.

(2) Includes salary payment to Mr. Porter after his resignation in September 1996 for reasons of ill health. Mr. Porter will receive salary payments of $10,433 per month from the Bank through September 1997.

(3) Mr. Ring served as Chief Executive Officer of Regent from September 1996 until April 14, 1997 when Mr. Goldstein became President and Chief Executive Officer of Regent.

(4)      Ms. Teaford became President of the Bank on April 14, 1997.

         There is no other annual compensation or long-term compensation that is required to be disclosed in the foregoing table.

Employment Agreements

         Compensation for Mr. Goldstein is paid pursuant to an employment agreement, the initial term of which is three years, and thereafter automatically extends on each anniversary of the effective date of his employment, which will commence for this purpose upon the receipt of all approvals of his employment required under applicable federal banking regulations, for successive one-year periods, subject to prior written notice of termination by Mr. Goldstein or the Bank, in each case no later than 90 days prior to the expiration of the then current term. Mr. Goldstein will receive an annual base salary of $200,000, which increases 15% each year, an annual bonus ranging from 25% to 50% of his annual base salary depending upon achievement of specified performance objectives, a signing bonus of $50,000, options to purchase 150,000 shares of Regent Common Stock and various other benefits, including the use of a Mercedes Benz 420E automobile and a housing allowance of $4,000 per month to assist Mr. Goldstein in establishing a residence in the Greater Philadelphia area. Mr. Goldstein is also entitled to change in control benefits of 2.99 times his annual salary and bonus in the event that, during the 270 days prior to or the 180 days subsequent to a Change in Control of Regent, or of the Bank if the Bank is a successor to Regent, Mr. Goldstein (i) resigns for Good Reason or within 180 days after a Change in Control, (ii) is terminated without Cause or (iii) dies or becomes subject to a Permanent Disability, in each case as such capitalized term is defined in the agreement. The agreement with Mr. Goldstein provides for the continued payment of Mr. Goldstein's salary and provision of life, health and disability coverage for Mr. Goldstein and his eligible dependents for the lesser of the initial term of his employment, as provided in the agreement, or three years, in the event that the Bank terminates Mr. Goldstein's employment other than for Cause, as defined in the agreement.

         Compensation for Ms. Teaford is paid pursuant to an employment agreement, the current term of which expires in May 1998, and thereafter automatically extends for successive one-year periods, subject to prior written notice of termination by Ms. Teaford or Regent, in each case, no later than 90 days prior to expiration of the then current term. The agreement with Ms. Teaford requires continuation of compensation for one year to the executive's spouse, issue or estate in the event of death, but does not provide for severance payments.

         Compensation for Joel E. Hyman, who became Executive Vice President, Chief Financial Officer and Treasurer of Regent and the Bank in January 1997, is paid pursuant to an employment agreement dated as of January 21, 1997 among Regent, the Bank and Mr. Hyman, the initial term of which is three years, and thereafter automatically extends on each anniversary of his employment for successive one-year periods, subject to prior written notice of termination by Mr. Hyman or the Bank, in each case no later than 90 days prior to the expiration of the then current term. The agreement provides for an initial annual salary at the rate of $110,000, options to purchase 25,000 shares of Regent Common Stock and various other benefits. Mr. Hyman is also entitled to change in control benefits of 2.99 times his annual salary plus any discretionary bonus paid during the preceding 12 months in the event that, during the 270 days prior to or the 180 days subsequent to a Change in Control of Regent, or of the Bank if the Bank is a successor to Regent, Mr. Hyman resigns for Good Reason, is terminated without Cause or dies or becomes subject to

Permanent Disability, in each case as such capitalized term is defined in the agreement. The agreement with Mr. Hyman provides for the continuation of Mr. Hyman's salary and employee benefits for the term of employment in the event that the Bank terminates Mr. Hyman's employment other than for Cause, as defined in the agreement.

         During the year ended December 31, 1996, Regent did not grant any stock options to any executive officer named in the Summary Compensation Table, nor did any such officer exercise any options held during 1996. At December 31, 1996, no executive officer named in the Summary Compensation Table held any stock option or warrant to purchase any securities of Regent.

Director Compensation

         Following the Annual Meeting, Regent will pay its non-employee directors an annual retainer of $7,500, and the Bank will pay its non-employee directors an annual retainer of $3,600 and a fee of $350 for each Board meeting attended. Prior to the Annual Meeting, neither Regent nor the Bank paid any compensation to their non-employee directors.

Report of the Compensation Committee of Regent Bancshares Corp.

1996

         During 1996, Regent's Board of Directors established the compensation of the executive officers of Regent and the Bank. Harvey Porter served as Chief Executive Officer of Regent and the Bank from January 1, 1996 until September 1996, when Mr. Porter resigned for reasons of ill health. Thereafter, Mr. Ring served as Chief Executive Officer of Regent and Mr. Lyons served as President and Chief Executive Officer of the Bank. Mr. Lyons, a professional bank consultant, was compensated on the basis of a consulting fee of $15,000 per month. Mr. Ring received compensation of $55,500 for serving as Chairman of the Board of Regent and the Bank. Mr. Porter and Ms. Teaford were compensated on the basis of employment agreements first entered into in 1989. In September 1996, because of the continuing losses incurred by Regent, the aggregate annual compensation of Regent's executive officers was reduced by $180,000. In addition, because of Regent's losses, no bonuses or other forms of incentive compensation were paid to any of Regent's executive officers in 1996.

1997

         Since January 1, 1997, Regent has retained a new Chairman and Chief Executive Officer, a new President, a new Chief Financial Officer and a new Chief Lending Officer. Regent's Board of Directors has established compensation policies for its new executive officers intended to further the earnings of Regent and facilitate securing, retaining and motivating management employees of high caliber and potential. Regent's executive compensation will consist of three components: base salary, annual incentive awards based on the performance of Regent and the Bank and long-term incentive awards. The persons eligible to receive awards under these policies will be the officers and other employees of Regent and the Bank who are in positions in which their decisions, actions and counsel significantly impact upon the short and long-term goals and strategies of Regent.

         Regent intends to establish base salaries for its officers that are at the median rate paid by banks in Regent's peer group. Regent anticipates that it will pay an annual incentive bonus to Mr. Goldstein, as Chief Executive Officer, based on the attainment of objectives specified in his employment agreement, and to other officers on a discretionary basis depending upon the achievement of a mix of corporate and individual performance goals. Regent intends to grant stock options to its officers based on their level of responsibility and support for Regent's long-term strategic objectives. By providing its officers with an opportunity to benefit from a long-term increase in the value of Regent's Common Stock, Regent believes it will align the interests of it officers and employees with the interests of Regent's stockholders and tie a significant portion of executive compensation to stockholder returns.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers at the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. While it is Regent's policy to preserve corporate tax deductions by qualifying compensation paid over $1 million to named executive officers, Regent also intends to maintain the flexibility to approve compensation arrangements that it deems to be in the best interests of Regent and its stockholders but which may not always qualify for full tax deductibility.

               Abraham L. Bettinger               Harvey Porter
               O. Francis Biondi                  Robert J. Reichlin
               Leonard S. Dwares                  David W. Ring
               Lance T. Funston                   Barbara H. Teaford
               Edward Parnes                      Harry D. Zutz


                              CERTAIN TRANSACTIONS

         On October 7, 1996, in connection with the Bank's capital plan required by the Regulatory Agreement with the OCC, Regent sold an aggregate of 148,148 shares of Regent Common Stock at $6.75 per share to four Regent Directors in a private placement pursuant to Section 4(2) of the Securities Act as follows:
Harvey Porter (37,037 shares), David W. Ring (59,259 shares), Abraham L. Bettinger (14,185 shares) and O. Francis Biondi (37,037 shares). The aggregate net proceeds of $1 million from this sale were contributed to the capital of the Bank.

         Stephen D. Teaford, the husband of Barbara H. Teaford, the President of the Bank, is a partner in the law firm of Duane, Morris & Heckscher, to which Regent and the Bank paid legal fees of approximately $403,000 in 1996.

         During 1996, Regent paid insurance premiums of approximately $114,000 to Harry David Zutz Insurance, Inc., of which Harry D. Zutz, a director of Regent and the Bank, is Chairman of the Board and a principal stockholder.

         During 1996, Regent paid legal fees of approximately $87,000 to the law firm of Morris, Nichols, Arsht & Tunnell, of which firm, O. Francis Biondi, a director of Regent, has been a senior partner for many years.

         As of December 31, 1996, the Bank had outstanding loans to various officers, directors and advisory directors of Regent and the Bank and their families and various entities of which such persons are directors and officers. Such loans were made in the ordinary course of the Bank's business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties, and did not involve more than the normal risk of collectibility or present other unfavorable features, except for the Funston loan described below.

         Regent director Lance T. Funston, who is not standing for reelection at the Annual Meeting, and his wife are indebted to the Bank pursuant to a loan the outstanding principal amount of which was approximately $704,000 at April 30, 1997. The Funstons' borrowing originated at $850,000 in November 1989 as a secured term loan for business purposes. The loan is secured by a second mortgage lien against their personal residence for which equity available to the Bank (based on a 1994 MAI Appraisal) exceeded $1.2 million. The interest rate, collateral margin and balance requirements conform to normal Bank standards.

         On March 31, 1997, Joel E. Hyman, Executive Vice President, Chief Financial Officer and Treasurer of Regent and the Bank, and his wife jointly purchased 8,182 shares of Regent Series A Stock for an aggregate purchase price of $53,183.

         On April 16, 1997, the Bank sold 1,120,000 shares of Bank Common Stock at a price of $8.50 per share in a private placement for which Keefe, Bruyette & Woods, Inc. served as the Bank's Placement Agent. The purchasers included Robert
B. Goldstein, Chairman of the Board, Chief Executive Officer and a Director of the Bank and President, Chief Executive Officer and a Director of Regent since April 14, 1997, and his wife, who purchased 59,000 shares of Bank Common Stock for an aggregate purchase price of $501,500; John J. Lyons, President, Chief Executive Officer and a Director of the Bank from September 1996 until April 14, 1997 and a nominee for election as a Director of Regent at the Annual Meeting, and his wife, who purchased an aggregate of 29,412 shares of Bank Common Stock for an aggregate purchase price of $250,002; Joel E. Hyman, and his wife, who purchased an aggregate of 17,647 shares of Bank Common Stock for an aggregate purchase price of $150,000 and Castle Creek Capital Partners Fund-I, of which John W. Rose, a nominee for election as a Director of Regent at the Annual Meeting, is a general partner, which purchased 110,000 shares of Bank Common Stock for an aggregate purchase price of $935,000.

                                 ADOPTION OF THE
                           1997 EQUITY INCENTIVE PLAN

Description of the Plan

         The Board of Directors of Regent adopted the Plan on March 26, 1997, subject to approval by the holders of Regent Common Stock and Regent Series A Stock at the Annual Meeting. The purpose of the Plan is to further the growth, development and financial success of Regent and the Bank by enhancing the ability of Regent and the Bank to attract and retain highly qualified directors, officers, employees and consultants, to compensate them for their services to Regent and the Bank, as the case may be, and, in so doing, to strengthen the alignment of the interests of such individuals with the interests of Regent's stockholders through ongoing ownership of Regent's Common Stock.

         The Plan provides for the grant of non-qualified stock options (the "Options") to purchase an aggregate of 380,000 shares of Regent Common Stock to directors, officers, employees and consultants of Regent and/or the Bank. The number of persons who are eligible to participate in the Plan is currently 15.

         The following table sets forth grants of Options made under the Plan as of April 30, 1997, subject to stockholder approval of the Plan at the Annual
Meeting:

                                NEW PLAN BENEFITS


                                                   Exercise Price           Number of Shares
Name and Position                                    Per Share             Underlying Options
-----------------                                    ---------             ------------------
Robert B. Goldstein, President and Chief              $6.75                     150,000
  Executive Officer of Regent; Chairman
  of the Board and Chief Executive
  Officer of the Bank

Joel E. Hyman, Executive Vice President,               6.75                      25,000
  Chief Financial Officer and Treasurer
  of Regent and the Bank

Executive Officers as a Group(1)                       6.75                     175,000

Non-Executive Director Group                           6.75                      50,000

Non-Executive Officer Employee                         6.75                      45,000
  Group

----------

(1) In addition to the grants shown in the foregoing table, Options to purchase an aggregate of 50,000 shares of Regent Common Stock at a per share exercise price of $6.75 have been reserved for grant to Barbara
         H. Teaford and Amanda V. Perkins, subject to the satisfaction of certain conditions precedent.

         Appropriate adjustments to outstanding Options and to the number or kind of shares subject to the Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions involving Regent, including a merger or a sale of all or substantially all of the assets of Regent.

         The Plan is currently administered by the Board of Directors of Regent. The Board of Directors of Regent may, from time to time, appoint a committee to administer the Plan. The Board of Directors or such committee (collectively, the "Board") has the power to determine the persons to whom Options will be granted, the number of Options to be granted, the timing of such grant and the terms of exercise of such Options, interpret the Plan, decide all questions of fact arising in its application and make all other determinations necessary or advisable for the administration of the Plan.

Options

         The exercise price of Options granted under the Plan will be set by the Board and may not be less than 100% of the fair market value per share of Regent Common Stock on the date that the Option is granted, but in no event less than the par value of the Common Stock.

         Options will be evidenced by written agreements in such form not inconsistent with the Plan as the Board shall approve from time to time. Each agreement will state the period or periods of time within which the Option may be exercised. The Board may accelerate the exercisability of any Options upon such circumstances and subject to such terms and conditions as the Board deems appropriate. Unless the Board accelerates exercisability, or the terms of an employment agreement among Regent, the Bank and the particular individual provide otherwise, no Option that is unexercisable at the time of the optionee's termination of service as a director, officer, employee or consultant of Regent or the Bank may thereafter become exercisable. No Option may be exercised after five years from the date of grant. If an Option expires or is canceled for any reason without having been fully exercised or vested, the number of shares subject to such Option that had not been purchased or become vested may again be made subject to an Option under the Plan.

         The option price must be paid in full at the time of exercise unless otherwise determined by the Board. Payment must be made in cash, in shares of Regent Common Stock valued at their then fair market value, or a combination thereof, as determined in the discretion of the Board. It is the policy of the Board that any taxes required to be withheld must also be paid at the time of exercise. The Board may, in its discretion, allow an optionee to enter into an agreement with Regent's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby and either Regent's transfer agent or the brokerage firm executing the sale will remit to Regent from the proceeds of sale the exercise price of the shares as to which the Option has been exercised as well as the required amount of withholding.

Amendment or Termination

         The Plan will remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, except that no Options may be granted under the Plan after March 25, 2007. The Board may terminate, modify, suspend or amend the Plan at any time, subject to any required stockholder approval or any stockholder approval that the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. No modification, amendment or termination of the Plan will alter or impair any rights or obligations under any outstanding Option without the consent of the optionee. No Option may be granted during any period of suspension nor after termination of the Plan.

Federal Income Tax Consequences

         The Plan is not a qualified plan under Section 401(a) of the Code and the Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The following description, which is based on existing laws, sets forth generally certain of the federal income tax consequences of Options granted under the Plan. This description may differ from the actual tax consequences of participation in the Plan.

         An optionee will not recognize income for federal income tax purposes upon the receipt of a Option, nor will Regent be entitled to any deduction on account of such grant. Such optionee will recognize ordinary taxable income for federal income tax purposes at the time of exercise of the Option in the amount by which the fair market value of such shares then exceeds the option price times the number of shares acquired. When the optionee disposes of the shares acquired upon exercise of the Option, the optionee will generally recognize capital gain or loss equal to the difference between (i) the amount received upon disposition of the shares and (ii) the sum of the option price and any amount included in the optionee's income when the Option was exercised. Such gain will be long-term or short-term depending upon whether the shares were held for at least one year after the date of exercise.

         Under current law, any gain realized by an optionee, other than long-term capital gain, is taxable at a maximum federal income tax rate of 39.6%. Long-term capital gain is taxable generally at a maximum federal income tax rate of 28%.

         Regent generally will be entitled to a tax deduction, subject to the provisions of Section 162(m) of the Code, in connection with Options under the Plan in an amount equal to the ordinary income realized by the optionee at the same time and in the same amount as the optionee is considered to have realized compensation by reason of exercise of the Option.

Vote Required

         Adoption of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Regent Common Stock and Regent Series A Stock present in person or represented by proxy at the Annual Meeting. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against adoption of the Plan because it represents one fewer vote for adoption of the Plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the Plan and will have no ef-fect on the vote. The Board of Directors recommends that the holders of Regent Common Stock and Regent Series A Stock vote FOR the adoption of the Plan.


                                 ANNUAL REPORT

         A copy of Regent's Annual Report for 1996 is being mailed to Regent's stockholders with this Proxy Statement.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Pursuant to the Regulatory Agreement, the Bank retained a forensic accounting firm to investigate whether there was any basis upon which it or Regent should assert a claim against Arthur Andersen LLP ("Arthur Andersen") in connection with auditing and consulting services rendered by Arthur Andersen to Regent and the Bank in 1994, 1995 and 1996. Thereafter, Arthur Andersen indicated to Regent that the existence of the investigation raised an issue as to the independence of Arthur Andersen in the conduct of Arthur Andersen's examination of Regent's financial statements for future periods unless Regent and the Bank waived any such claim. Because of Regent's concern that Arthur Andersen might resign, Regent's management, with the concurrence of Regent's Audit Committee, began to interview public accounting firms that could serve as Regent's certifying accountant in the event Arthur Andersen were to resign.

         On December 17, 1996, Regent notified Arthur Andersen that Regent and the Bank did not have sufficient information on which to base a decision on whether or not to waive any claim against Arthur Andersen and thereby eliminate any issues as to the independence of Arthur Andersen. On December 31, 1996, Arthur Andersen submitted its resignation as Regent's independent public accountants, and the resignation of Arthur Andersen was accepted by Regent's Audit Committee effective as of such date.

         Arthur Andersen's reports on the financial statements of Regent for the fiscal years ended December 31, 1994 and December 31, 1995 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen's report dated March 22, 1995 on the consolidated financial statements of Regent for the fiscal year ended December 31, 1994 was qualified as to an uncertainty related to a dispute that arose in bankruptcy proceedings of a mortgage banking company with which Regent had engaged in business transactions. This uncertainty was resolved during 1995 and, as a result, Arthur Andersen's report dated May 23, 1996 on Regent's consolidated financial statements for the year ended December 31, 1995 did not include a reference to this matter. Also, Arthur Andersen's report dated May 23, 1996 on Regent's consolidated financial statements for the year ended December 31, 1995 contained the following "emphasis-of-the-matter" paragraph:

         "As discussed in Note 2, the Bank recognized a loss from operations for the year ended December 31, 1995 primarily as a result of a substantial increase in the provision for loan losses associated with its insurance premium finance loan portfolio. As a result, the Bank did not meet the Tier 1 leveraged capital requirement established by the Office of the Comptroller of the Currency (OCC) for the Bank under the OCC's discretionary authority. Additionally, on a consolidated basis, the parent company's Tier 1 leveraged capital ratio amounts to 4% which equals the minimum legal requirement. Failure to meet minimum capital requirements can result in the regulators initiating certain actions that, if undertaken, could have a direct material effect on the Bank's financial statements. Such actions are presently uncertain, and, accordingly, no adjustments have been made in the accompanying financial statements."

         During the fiscal years ended December 31, 1994 and December 31, 1995, and the subsequent interim periods preceding Arthur Andersen's resignation, Arthur Andersen advised Regent of the following matters:

                  (i) In connection with the audit of Regent's consolidated financial statements for the year ended December 31, 1995, Arthur Andersen advised Regent that certain accounting controls were not adequate with respect to Regent's automobile insurance premium finance ("IPF") loan portfolio. As a result, Arthur Andersen advised Regent of the need for Arthur Andersen to significantly expand the scope of its audit procedures related to Regent's IPF loan portfolio. Arthur Andersen concluded, as a result of its audit, that Regent's reserve for possible loan losses was not adequate and proposed an adjustment to increase the reserve at December 31, 1995. Management of Regent disagreed with Arthur Andersen's proposed reserve increase. Arthur Andersen informed Regent that failure to resolve this issue would cause it to modify its opinion on Regent's consolidated financial statements as of December 31, 1995; however, this was not necessary as management agreed to increase the reserve for possible loan losses related to the IPF loan portfolio.

                  The Audit Committee of Regent's Board of Directors discussed this matter with Arthur Andersen and Regent authorized Arthur Andersen to respond fully to the inquiries of the successor accountant concerning this matter.

                  (ii) Arthur Andersen had advised Regent that it has come to Arthur Andersen's attention as a result of discussions with Regent's management and internal audit personnel that Regent's financial statements for the third quarter of 1996, included in Regent's Form 10-Q Report filed on November 14, 1996, reflect a significant adjustment representing management's estimate of erroneous charge-offs of seriously delinquent IPF loans due to mispostings of return premium checks by the IPF loan servicer on similar delinquent IPF accounts, thereby creating credit balances of $1,244,000 in the aggregate on all charged-off IPF accounts. Since September 30, 1996, Regent had no unprocessed claims for the return of these credit balances. To the extent Regent receives valid claims for refunds of these credit balances, Regent will make appropriate refunds thereof. At the time of Arthur Andersen's resignation, Arthur Andersen had not completed its analysis of this adjustment, and had not reached any conclusion as to the appropriateness of this adjustment. However, the amount of such adjustment is material to the third quarter 1996 financial statements and Regent's compliance with certain minimum capital requirements as of September 30, 1996 and the determination of the Bank's compliance with the Tier 1 leveraged capital requirement established by the OCC for the Bank as of October 31, 1996, and agreed to by the Bank's Board of Directors.

         Effective December 31, 1996, Regent, with the approval of Regent's Audit Committee, retained the firm of Grant Thornton LLP to serve as Regent's certifying accountant, and Grant Thornton LLP audited the Consolidated Financial Statements of Regent for the year ended December 31, 1996.

         A representative of Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions presented by stockholders at the Annual Meeting.

         Because of the extensive changes that will occur in the membership of Regent's Board of Directors following the Annual Meeting, Regent's Board of Directors has not selected or recommended stockholder approval of the independent certified public accounting firm that will audit Regent's Consolidated Financial Statements for the year ending December 31, 1997.


                              STOCKHOLDER PROPOSALS

         Any holder of Regent Common Stock or Regent Series A Stock who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in Regent's proxy statement for its 1998 Annual Meeting of Stockholders must deliver such proposal in writing to Regent's Secretary at Regent's principal executive offices at 1430 Walnut Street, Philadelphia, Pennsylvania 19102, not later than December 31, 1997.


                                 OTHER PROPOSALS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                           By Order of the Board of Directors,


                                           David W. Ring, Chairman of the Board

May 2, 1997

                             REGENT BANCSHARES CORP.
              COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Barbara H. Teaford and Joel E. Hyman, and each of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock and Series A Convertible Preferred Stock of Regent Bancshares Corp. ("Regent") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Regent to be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania 19102, on May 28, 1997 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as follows:

(1) ELECTION OF DIRECTORS

/ / FOR all nominees listed below     / / WITHHOLD AUTHORITY
                                          to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     DAVID W. RING, ROBERT B. GOLDSTEIN, ABRAHAM L. BETTINGER, O. FRANCIS BIONDI, JOHN J. LYONS, JOHN W. ROSE

(2) ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN. The Board of Directors recommends a vote FOR this proposal.

/ / FOR                         / / AGAINST                     / / ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN.

                                             This proxy should be dated, signed
                                             by the stockholder exactly as his
                                             or her name appears below and
                                             returned promptly to Continental
                                             Stock Transfer & Trust Company in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate.

                                             _____________________________(SEAL)

                                             _____________________________(SEAL)

                                             ___________________________________

                                                 Dated: _______________,1997




THE FOLLOWING MATERIALS ARE BEING PROVIDED TO THE COMMISSION AND ARE NOT INCLUDED WITH THE PROXY MATERIAL BEING DISTRIBUTED TO STOCKHOLDERS.



                             REGENT BANCSHARES CORP.

                           1997 EQUITY INCENTIVE PLAN

         Regent Bancshares Corp., a New Jersey corporation and bank holding company ("Regent"), hereby sets forth the Regent Bancshares Corp. 1997 Equity Incentive Plan (the "Plan"). The Plan provides for the grant of non-qualified stock options ("Options") to officers, directors, employees and consultants of Regent or its subsidiary, Regent National Bank, a national banking association (the "Bank").

         1. Purpose. The purpose of the Plan is to further the growth, development and financial success of Regent and the Bank by providing additional incentives to officers, directors, employees and consultants of Regent and of the Bank, which will enable them to participate directly in the growth of the value of the capital stock of Regent. Regent intends that the Plan will facilitate securing, retaining and motivating officers, directors, employees and consultants of high caliber and potential. To accomplish these purposes, the Plan provides a means whereby officers, directors, employees and consultants of Regent and of the Bank may receive Options to purchase shares of Regent's Common Stock, par value $.10 per share (the "Common Stock").

         2.     Administration.

         (a) Administration by the Board. The Plan shall be administered by the Board of Directors of Regent (the "Board"), which, in its discretion, may appoint a committee (the "Committee") of at least two non-employee directors of Regent, as that term is defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (the "1934 Act") to administer the Plan in lieu of the Board, subject to the ultimate authority of the Board to administer the Plan. If the Board appoints a Committee, the Board, from time to time, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         (b) Authority of the Board. The Board shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application and to make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Board shall be final and binding on all holders of Options granted under the Plan. The Board shall determine the officers, directors, employees or consultants to whom Options are to be granted, the type, amount, size, and terms of each such grant and the time or times when Options are to be exercisable. Members of the Board shall not receive any compensation for their services in administering the Plan, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by Regent. No member of the Board shall be personally liable for any action, determination

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


or interpretation made in good faith with respect to the Plan, and all members of the Board shall be fully protected and indemnified by Regent in respect to any such action, determination or interpretation.


         3.     Grant of Options.

         (a) Limitations. The shares of Common Stock issuable pursuant to Options shall not exceed in the aggregate 380,000 shares of Common Stock. Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by Regent. Except as otherwise provided herein, any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

         (b) Eligibility To Receive Options. All officers, directors, employees and consultants of Regent and of the Bank shall be eligible to receive Options under the Plan as determined by the Board in its sole discretion.

         (c) Type of Options. Grants may be made at any time and from time to time by the Committee in the form of Options to purchase shares of Common Stock. Options granted hereunder are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment or substitute thereto.

         (d) Option Agreements. Options for the purchase of Common Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. The Options granted hereunder may be evidenced by a single agreement or by multiple agreements, as determined by the Board in its sole discretion. Each option agreement shall contain in substance the following terms and conditions:

                (i) Option Price. Each option agreement shall set forth the purchase price of the Common Stock purchasable upon the exercise of the Option evidenced thereby. The purchase price of the Common Stock subject to an Option shall be not less than 100% of the fair market value of such stock on the date the Option is granted, as determined by the Board but in no event less than the par value of such stock. For this purpose, fair market value on any date shall mean the closing price of the Common Stock, as reported in The Wall Street Journal, or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq"), or if the Common Stock is not reported by Nasdaq, the fair market value shall be as determined by the Board.

                (ii) Exercise Term. Each Option shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Board, provided that no Option shall be exercisable after five years from the date of grant thereof. The Board shall have the power to permit an acceleration of exercise terms upon such circumstances and subject to such terms and conditions as the Board deems appropriate.


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


                (iii) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options held by officers, directors, employees or consultants of other financial institutions or corporations who are about to become, and who do concurrently with the grant of such options become, officers, directors, employees or consultants of Regent or of the Bank as a result of a merger or consolidation of such financial institution or corporation with Regent or the Bank, or the acquisition by Regent or the Bank of the assets of such financial institution or corporation, or the acquisition by Regent or the Bank of stock of such financial institution or corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Section 3 to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which Options are granted.

         4. Date of Grant. The date on which an Option shall be deemed to have been granted under the Plan shall be the date of the Board's authorization of the Option or such later date as may be determined by the Board at the time the Option is authorized. Notice of the determination shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant.

         5. Manner of Exercise. Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Chief Financial Officer of Regent, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at fair market value, or a combination thereof, as the Board may determine from time to time and subject to such terms and conditions as may be prescribed by the Board for such purpose. The Board may also, in its discretion and subject to prior notification to Regent by an optionee, permit an optionee to enter into an agreement with Regent's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby through Regent's transfer agent or such a brokerage firm and either Regent's transfer agent or the brokerage firm executing the sale will remit to Regent from the proceeds of sale the exercise price of the shares as to which the Option has been exercised. Regent shall not be required to issue fractional shares on exercise of an Option.

         6. Rights upon Termination of Service. In the event an optionee ceases to be an officer, director, employee or consultant of Regent or the Bank for any reason other than death, disability (within the meaning of Section 72(m)(7) of the Internal Revenue Code or any substitute therefor) or retirement, the optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Board. In the event that an optionee dies, retires or becomes disabled prior to the expiration of his or her Option and without having fully exercised such Option, the optionee or the optionee's successor shall have the right to exercise the Option during its term within a period of one year after such termination due to death, retirement or disability to the extent that the Option was exercisable at the time of such termination or within such other period, and subject to such terms and conditions, as may be specified by the Board. As used in this Section 6, "retirement" means a termination of employment by reason of an optionee's retirement at or after the optionee's earliest permissible retirement date pursuant to and in accordance with his or her employer's regular retirement plan or personnel practices.

         7. General Restrictions. Each Option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine that
(i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) the satisfaction of any tax withholding obligation or (iv) an agreement by the recipient of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

         8. Rights of a Stockholder. The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder unless and until certificates for shares of Common Stock are issued and delivered to such recipient.

         9. Right to Terminate Employment. Nothing contained in the Plan or in any option agreement entered into pursuant to the Plan shall confer upon any optionee the right to continue in the employment or service of Regent or the Bank or affect any right that Regent or the Bank may have to terminate the service or employment of such optionee.

         10. Withholding. Whenever Regent proposes or is required to issue or transfer shares of Common Stock under the Plan, Regent shall have the right to require the recipient to remit to Regent an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Board, in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Board, to have shares of Common Stock that are acquired upon exercise of an Option withheld by Regent or to tender other shares of Common Stock or other securities of Regent owned by the optionee to Regent at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by Regent as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to termination by Regent, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Board at the fair market value thereof as of the date of exercise.

         11. Assignability. Options under the Plan shall be assignable and transferable by the recipient thereof. Regent shall not be required to recognize any such transfer or assignment until written notice thereof, signed by the holder of the Option, is delivered to Regent. Unless otherwise transferred or assigned, the Option shall be exercisable only by the recipient or by the recipient's guardian or legal representative during the life of the recipient.

         12. Non-Uniform Determinations. Determinations by the Board under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such grants, the terms and provisions of Options, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options under the Plan whether or not such persons are similarly situated.

         13.    Adjustments.

                (a) Changes in Capitalization. Subject to any required action by the stockholders of Regent, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by Regent; provided, however, that conversion of any convertible securities of Regent shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Regent of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Regent or the Bank, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Option holder the right to exercise his or her Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

                (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of Regent or the Bank, or the merger of Regent or the Bank with or into another corporation, the Board, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Option holder shall have the right to exercise his or her Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable or (iii) declaring that an Option shall terminate at a date fixed by the Board provided that the Option holder is given notice and opportunity to exercise the then exercisable portion of his or her Option prior to such date.

         14. Rights Upon Change in Control. In the event of a Change of Control, all Options granted pursuant to the Plan shall become immediately exercisable as to all the shares covered thereby, notwithstanding any other provision contained herein or in the option agreements. As

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


used herein, "Change of Control" shall mean (A) the acquisition of shares of Regent (or of the Bank if the Bank is a successor to Regent) by any "person" or "group" (as such terms are used in Rule 13d-3 under the 1934 Act as now or hereafter amended) in a transaction or series of transactions, but excluding any exchange of common stock of the Bank for Common Stock of Regent, that result in such person or group directly or indirectly first owning beneficially more than 35% of Regent's Common Stock (or of the Bank if the Bank is a successor to Regent) after May 28, 1997, (B) the consummation of a merger or other business combination after which the holders of voting capital stock of Regent and the Bank do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Bank, but excluding therefrom the sale and reinvestment of the Bank's investment portfolio or (C) as the result of or in connection with any cash tender offer or exchange offer, merger or other business combination, sale of assets or contested election of directors or any combination of the foregoing transactions (a "Transaction"), other than a Transaction between the Bank and Regent, the persons who constituted a majority of the members of the Board and the Board of Directors of the Bank (collectively, the "Boards") on May 28, 1997 and persons whose election as members of the Boards was approved by such members then still in office or whose election was previously so approved after May 28, 1997, but before the event that constitutes a Change of Control, no longer constitute such a majority of the members of the Boards then in office. A Transaction constituting a Change in Control shall only be deemed to have occurred upon the closing of the Transaction.

         15. Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, subject to any required stockholder approval or any stockholder approval that the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as specifically authorized herein.

         16. Reservation of Shares. Regent, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. Inability of Regent to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Regent's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve Regent of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

         17. Effect on Other Plans. Participation in the Plan shall not affect an optionee's eligibility to participate in any other benefit or incentive plan of Regent or the Bank. Any Options granted pursuant to the Plan shall not be used in determining the benefits provided under any other plan of Regent or of the Bank unless specifically provided.

         18. Duration of the Plan. The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, but no Option shall be granted after March 26, 2007.

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


         19. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in the Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both Regent and any optionee, that the optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of such optionee's employment, service or retention by Regent or the Bank that damaged Regent or the Bank or that the optionee has disclosed confidential information of Regent or the Bank, the optionee shall forfeit all unexercised Options and all exercised Options under which Regent has not yet delivered the certificates. The decision of the Board in interpreting and applying the provisions of this Section 19 shall be final. No decision of the Board, however, shall affect the finality of the discharge or termination of such optionee by Regent or by the Bank in any manner.

         20. No Prohibition on Corporate Action. No provision of the Plan shall be construed to prevent Regent or the Bank, or any officer or director of Regent or the Bank from taking any action deemed by Regent, the Bank or such officer or director to be appropriate or in the best interest of Regent or of the Bank, whether or not such action could have an adverse effect on the Plan or any Options granted hereunder, and no optionee or optionee's estate, personal representative or beneficiary shall have any claim against Regent or the Bank, or any officer or director of Regent or the Bank as a result of the taking of such action.

         21. Indemnification. With respect to the administration of the Plan, Regent shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further action on such member's part to indemnity from Regent for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to Regent itself) reasonably incurred by the member in connection with or arising out of, any action, suit or proceeding in which the member may be involved by reason of his or her being or having been a member of the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by Regent on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered Regent in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

         22.    Miscellaneous Provisions.

         (a) Compliance with Plan Provisions. No optionee or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Option until a written stock option agreement shall have been executed on behalf of Regent and by the

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


optionee and all the terms, conditions and provisions of the Plan and the Option applicable to such optionee (and each person claiming under or through such optionee) have been met.

         (b) Approval of Counsel. In the discretion of the Board, no shares of Common Stock, other securities or property of Regent or other forms of payment shall be issued hereunder with respect to any Option unless counsel for Regent shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

         (c) Effects of Acceptance. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such optionee shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by Regent, the Board or its delegates.

         (d) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the 1934 Act, as amended, applies to Options granted under the Plan, it is the intention of Regent that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

         23. Stockholder Approval. No Option may be exercised until the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of Regent's outstanding Common Stock present or represented and entitled to vote at a duly convened meeting of stockholders.

         24. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


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